Exhibit 11

Statement re: Computation of Per Share Earnings 1995

                              Shares     Days          O/S Weighted Aver.

Shares at January 1, 1995     12,281,302  365          12,281,302



Shares issued May 8, 1995     15,000,000  237/365       9,739,726
                              __________               __________

Shares at December 31, 1995   27,281,302               22,021,028
                              ==========               ==========

Net Loss                       $(283,200)
                               =========

Net Loss per share                $(0.01)
                               =========
1994

Shares outstanding entire year12,281,302
                              ==========

Loss from continuing operations$(451,969)
                              ==========

Net Loss                        (532,285)
                               =========

Loss from continuing operations
per share                         ($0.03)
                               =========

Net loss per share                 (0.04)
                               =========